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                                                                    EXHIBIT 10.9

                               FIRST AMENDMENT TO
                         TRANSACTION ADVISORY AGREEMENT

         THIS FIRST AMENDMENT TO TRANSACTION ADVISORY AGREEMENT is made effective as of March 31, 1998, by and between KRG Capital Partners, L.L.C., a Colorado limited liability company ("KRG"), White Cap Industries, Corp., a California corporation ("WCI"), and White Cap Industries, Inc., a Delaware corporation ("WCII").

                                   BACKGROUND

         KRG, WCI and WCII have previously entered into that certain Transaction Advisory Agreement dated October 24, 1997 (the "Initial Agreement").

         KRG, WCI and WCII desire to amend certain provisions of the Initial Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, KRG and the Company hereby agree as follows:

         Section 3 (Compensation) of the Initial Agreement is hereby amended in its entirety effective as of the date of the Initial Agreement as follows:

3. COMPENSATION

         WCI and WCII jointly and severally agree to pay to KRG as compensation for services to be rendered by KRG hereunder in connection with add-on acquisitions a success fee equal to $200,000 (the "Base Transaction Fee"), payable upon the first closing in each year of this agreement (measured from the date of the Initial Agreement) of any add-on acquisitions of contractor supply businesses. In addition to the Base Transaction Fee, the Company agrees to pay to KRG, as compensation for services rendered to the Company with respect to the consummation of any acquisition which transaction closes after the date hereof, an additional transaction closing fee (the "Transaction Closing Fee") equal to:
(i) $50,000 for any transaction where the aggregate Transaction Value is $20 million or less, provided such fee may be adjusted upward if the Board of Directors determines such transaction presented unusual complexities, and (ii) an amount to be agreed upon by the parties hereto and approved by the Board of Directors, but in no event less than $50,000, for any transaction where the aggregate Transaction Value exceeds $20 million. "Transaction Value" shall mean the aggregate of cash and non-cash consideration paid to the sellers of the company or business being acquired and the value of all interest bearing debt assumed by WCI or WCII. Any non-cash consideration shall be valued at fair market value and the value of any equity securities issued shall be fair market value on the date of issuance assuming such equity securities are fully vested on such date. KRG may, in its sole discretion, agree to payment by WCI and WCII of the Base Transaction Fee or Transaction Closing Fees in installments. The amounts and timing of the installment payments shall be as agreed upon by KRG, WCI and WCII. Notwithstanding the foregoing, in the event of a termination of this agreement pursuant to Section 4 (including any deemed or effective

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termination as a result of KRG no longer being the primary provider of services described in clause 2 above following a sale of WCI or WCII or other change in control event) the success fee described above shall be deemed fully earned for the period described in Section 4.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Transaction Advisory Agreement as of the date written above.


                                        KRG CAPITAL PARTNERS, L.L.C.



                                        By:  /s/ MARK M. KING
                                             ---------------------------------
                                             Mark M. King
                                             Managing Director


                                        WHITE CAP INDUSTRIES, CORP.


                                        By:  /s/ GREGORY GROSCH
                                             ---------------------------------
                                             Gregory Grosch
                                             President


                                        WHITE CAP INDUSTRIES, INC.


                                        By:  /s/ GREGORY GROSCH
                                             ---------------------------------
                                             Gregory Grosch
                                             President




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